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RENTRAK REPORTS FISCAL 2013 THIRD QUARTER FINANCIAL RESULTS

-- 12% Increase in Consolidated Revenue and Third Consecutive Quarter of Year-Over-Year Revenue Growth --
-- 107% Increase in Year-to-Date Revenue in TV Business --

PORTLAND, OR (February 7, 2013) - Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and movie industries, today announced financial results for its third fiscal quarter ended December 31, 2012, including the third consecutive quarter of year-over-year revenue growth.

Consolidated revenue increased 12 percent to $24.9 million for the third quarter of fiscal 2013, compared with $22.2 million for the same period last year, reflecting 32 percent revenue growth in the company’s Advanced Media and Information (AMI) business, partially offset by a better than expected 5 percent decline in revenue in the company’s Home Entertainment business.

The company’s AMI division revenue improved to $13.7 million for the fiscal 2013 third quarter, up from $10.4 million for the same period last year, and represented 55 percent of Rentrak’s consolidated revenue, up from 47 percent last year. Revenue in the company’s Home Entertainment business was $11.2 million, compared with $11.8 million for last year’s third fiscal quarter.

“The many accomplishments of our management team helped drive a great quarter for Rentrak as we performed very well in all of our divisions and continued the trend of year-over-year consolidated revenue growth for the third consecutive quarter,” said Bill Livek, Rentrak’s Vice Chairman and CEO.  “The team’s success in growing our AMI business included 99 percent growth in our TV business over last year and 107 percent growth year-to-date. Much better than anticipated results in Home Entertainment resulted from our team’s continued success in extending the life cycle of this business through a variety of initiatives.”

(revenue in millions)	3Q FY13	3Q FY12	Percent Change
Box Office Essentials™	$6.1	$5.5	11%
OnDemand Everywhere	$3.1	$2.6	17%
TV Essentials™	$4.6	$2.3	99%
Total AMI	$13.7	$10.4	32%

Total Home Entertainment	$11.2	$11.8	(5)%

Consolidated Revenue	$24.9	$22.2	12%
         Numbers may not add due to rounding.
Gross margin was 45 percent of consolidated revenue for the third quarter of fiscal 2013, compared with 48 percent for the same period last year. Gross margin for the company’s AMI business was 60 percent for the third quarter of fiscal 2013, compared with 66 percent a year ago, due to a shift in the mix of revenue, more of which was generated by the company’s TV business. Gross margin for Rentrak’s Home Entertainment business was 26 percent for the third quarter of fiscal 2013, compared with 32 percent last year.

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Operating expenses for the fiscal 2013 third quarter totaled $12.9 million, compared with $11.6 million for the fiscal 2012 third quarter. The increase mainly reflected a 22 percent increase in costs associated with the expansion of the company’s AMI business, with approximately three-quarters of the increase in AMI expenses related to the company’s TV business, partially offset by a 21 percent reduction in Home Entertainment-related costs.
Operating loss for the third quarter of fiscal 2013 was $1.8 million, which included $1.5 million in stock-based compensation costs. For last year’s third fiscal quarter, operating loss was $974,000, which included $1.1 million in stock-based compensation costs and $186,000 in acquisition-related costs, offset by a $110,000 credit related to the company’s stock-based compensation agreement with DISH Network L.L.C. Excluding these amounts for both periods, operating loss would have been $241,000 for the fiscal 2013 third quarter, compared with operating income of $234,000 for the fiscal 2012 third quarter.
Net loss totaled $1.8 million, or $0.15 per share, for the third quarter of fiscal 2013, compared with a net loss of $1.9 million, or $0.18 per share, for the same period last year. Excluding the costs already mentioned for both periods and a tax valuation allowance of $1.2 million recorded in the third quarter of fiscal 2012, net loss for the fiscal 2013 third quarter would have been $286,000, or $0.02 per share, compared with net income of $433,000, or $0.04 per share, for the third quarter of fiscal 2012. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.
Adjusted EBITDA (a non-GAAP measure), was $1.0 million for the fiscal 2013 third quarter versus $1.3 million for the fiscal 2012 third quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.
The company generated $1.1 million in cash from operating activities for the first nine months of fiscal 2013, compared with $5.7 million for the comparable fiscal 2012 period. Excluding the impact of an amendment to the company’s agreement with DISH in the second quarter of fiscal 2013, Rentrak generated $6.9 million in cash from operating activities for the first nine months of fiscal 2013.
Rentrak’s cash, cash equivalents and marketable securities balance was $26.2 million at December 31, 2012, compared with $27.8 million at March 31, 2012. The company’s cash balances include a $2.0 million investment made in the second quarter of fiscal 2013 in its Chinese TV measurement joint venture, Sinotrak. Rentrak’s Chinese joint venture partner contributed 51 percent of this funding. The joint venture will measure viewership on all forms of video screens from digital devices in China.
Rentrak recently achieved several important milestones including:

•
Serving nearly 210 local TV station clients across approximately 50 TV station groups.  This represents year-over-year growth of approximately 50 percent in local TV stations clients and 67 percent in station group clients.

•	Being selected by the Mobile Content Venture, a joint venture of 12 major broadcast groups, to provide the TV industry’s first-ever mobile broadcast TV measurement for local television markets.

•	Entering the measurement of the Indian movie industry through collaboration with one of Asia’s largest independent marketing research firms.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in AMI revenue, including:

•	Doubling TV revenue annually over the next three years, with gross margins in the 50 percent range over the long-term, with variability due to fixed cost agreements.

•	Generating 12 percent annual Box Office revenue growth with some year-to-year variability, and gross margins in the 75 percent range.

The company also noted that it expects OnDemand Everywhere revenue growth to be approximately 15 percent for the fourth quarter of fiscal 2013 and revenue in its Home Entertainment business to decline for the fourth quarter of fiscal 2013, but at a slower rate than in the fiscal 2013 third quarter.

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its 2013 third quarter financial results. Shareowners, members of the media and other interested parties may participate in the call by dialing 800-762-8779 from the U.S. or Canada, or 480-629-9645 from international locations, conference ID 4589906. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through February 6, 2014. An audio replay of the conference call will be available through midnight February 14, 2013 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4589906.
About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, expected rates of revenue decline in Rentrak’s Home Entertainment business for the fourth quarter of fiscal 2013, Rentrak’s ability to continue generating substantial growth in AMI revenue and estimated gross margins for the AMI business. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
# # #
(Financial Tables Follow)

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue	$24,948	$22,211	$70,662	$66,471
Cost of sales	13,847	11,590	37,343	35,229
Gross margin	11,101	10,621	33,319	31,242
Operating expenses:
Selling and administrative	12,870	11,595	54,150	32,354
Loss from operations	(1,769)	(974)	(20,831)	(1,112)
Other income:
Interest income, net	41	133	390	348
Loss before income taxes	(1,728)	(841)	(20,441)	(764)
Provision for income taxes	117	1,106	179	1,046
Net loss	(1,845)	(1,947)	(20,620)	(1,810)
Net loss attributable to noncontrolling interest	(31)	—	(31)	—
Net loss attributable to Rentrak Corporation	$(1,814)	$(1,947)	$(20,589)	$(1,810)
Basic net loss per share	$(0.15)	$(0.18)	$(1.77)	$(0.16)
Diluted net loss per share	$(0.15)	$(0.18)	$(1.77)	$(0.16)
Shares used in per share calculations:
Basic	11,996	11,102	11,634	11,205
Diluted	11,996	11,102	11,634	11,205

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	December 31, 2012	March 31, 2012

Assets
Current Assets:
Cash and cash equivalents	$4,685	$5,526
Marketable securities	21,483	22,227
Accounts and notes receivable, net of allowances for doubtful accounts of $712 and $649	12,354	14,260
Deferred tax assets, net	53	48
Other current assets	1,118	985
Total Current Assets	39,693	43,046
Property and equipment, net of accumulated depreciation of $18,868 and $17,032	12,493	10,846
Goodwill	5,085	5,101
Other intangible assets, net of accumulated amortization of $2,213 and $1,579	12,647	13,165
Other assets	777	723
Total Assets	$70,695	$72,881
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,476	$5,291
Accrued liabilities	4,991	3,093
Accrued compensation	4,940	8,781
Deferred revenue and other credits	1,860	2,037
Total Current Liabilities	18,267	19,202
Deferred rent, long-term portion	1,670	1,819
Taxes payable, long-term	678	731
Deferred tax liability, long-term	71	79
Note payable and accrued interest	544	525
Total Liabilities	21,230	22,356
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,844 and 11,078	11	11
Capital in excess of par value	73,751	55,125
Accumulated other comprehensive income	255	341
Accumulated deficit	(25,541)	(4,952)
Total Stockholders’ Equity attributable to Rentrak Corporation	48,476	50,525
Noncontrolling interest	989	—
Total Stockholders’ Equity	49,465	50,525
Total Liabilities and Stockholders’ Equity	$70,695	$72,881

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Nine Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(20,620)	$(1,810)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	3,607	3,233
Stock-based compensation	17,781	813
Deferred income taxes	(3)	1,407
(Gain) loss on disposition of assets	(26)	2
Realized gain on marketable securities	(196)	(37)
Interest on note payable	19	19
Adjustment to allowance for doubtful accounts	63	125
(Increase) decrease in:
Accounts and notes receivable	1,906	3,433
Taxes receivable and prepaid taxes	—	923
Other assets	(291)	304
Increase (decrease) in:
Accounts payable	1,185	(2,827)
Taxes payable	(78)	(596)
Accrued liabilities and compensation	(1,918)	(10)
Deferred revenue	(178)	299
Deferred rent	(148)	407
Net cash provided by operating activities	1,103	5,685
Cash flows from investing activities:
Purchase of marketable securities	(22,987)	(15,903)
Sale of marketable securities	23,793	15,371
Proceeds from the sale of assets	47	—
Payments made to develop intangible assets	(113)	—
Purchase of property and equipment	(4,304)	(3,355)
Net cash used in investing activities	(3,564)	(3,887)
Cash flows from financing activities:
Proceeds from note payable	—	500
Contributions from noncontrolling interest	1,020	—
Issuance of common stock	551	60
Repurchase of common stock	—	(4,341)
Net cash provided by (used in) financing activities	1,571	(3,781)
Effect of foreign exchange translation on cash	49	(618)
Decrease in cash and cash equivalents	(841)	(2,601)
Cash and cash equivalents:
Beginning of period	5,526	3,821
End of period	$4,685	$1,220
Supplemental non-cash information:
Capitalized stock-based compensation	$348	$253
Common stock used to pay for option exercises	—	306

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Rentrak Corporation and Subsidiaries Information by Segment (In thousands) (Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2012	2011	2012	2011
AMI
Sales to external customers	$13,712	$10,393	$39,553	$29,775
Gross margin	$8,210	$6,868	$24,291	$19,174
Income (loss) from operations	$1,194	$1,100	$(12,555)	$3,773

HOME ENTERTAINMENT
Sales to external customers	$11,236	$11,818	$31,109	$36,696
Gross margin	$2,891	$3,753	$9,028	$12,068
Income from operations	$1,523	$2,019	$5,016	$6,929

TOTAL OPERATING SEGMENTS
Sales to external customers	$24,948	$22,211	$70,662	$66,471
Gross margin	$11,101	$10,621	$33,319	$31,242
Income (loss) from operations	$2,717	$3,119	$(7,539)	$10,702

Note: Prior period amounts are reclassified to reflect the move of Digital Download Essentials from Home Entertainment into the AMI division. The segment operating income figures are before corporate overhead costs.

Rentrak Reports Fiscal 2013 Third Quarter Financial Results
February 7, 2013

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2012	2011	2012	2011
Net loss attributable to Rentrak Corporation	$(1,814)	$(1,947)	$(20,589)	$(1,810)
Adjustments:
Provision for income taxes	117	1,106	179	1,046
Interest income, net	(41)	(133)	(390)	(348)
Depreciation and amortization	1,258	1,097	3,607	3,233
Stock-based compensation (1)	1,528	1,132	4,544	3,376
Adjusted EBITDA	$1,048	$1,255	$(12,649)	$5,497
DISH stock-based compensation	—	(110)	15,864	(2,563)
Acquisition/reorganization costs	—	186	405	633
Adjusted EBITDA before DISH stock-based compensation, acquisition and reorganization costs	$1,048	$1,331	$3,620	$3,567
(1) Excludes DISH

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2012	2011	2012	2011
Diluted EPS, as reported	$(0.15)	$(0.18)	$(1.77)	$(0.16)
DISH stock-based compensation	—	(0.01)	1.36	(0.23)
Other items:
Acquisitions/Reorganizations	—	0.02	0.04	0.06
Valuation allowance on deferred tax assets	—	0.11	—	0.10
Stock-based compensation	0.13	0.10	0.39	0.30
Total other items	0.13	0.23	0.43	0.46
Diluted EPS, non-GAAP	$(0.02)	$0.04	$0.02	$0.07

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and nine month periods ended December 31, 2012 and 2011 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.